UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2022

Powered Brands

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39847	98-1570855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

292 Madison Avenue, Fl. 8
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 756-3508

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of a Warrant to acquire one Class A ordinary share	POWRU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	POW	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	POWRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 19, 2022, the Board of Directors (the “Board”) of Powered Brands (the “Company”) appointed Neela Montgomery as a director of the Company and a member of the Company’s Audit Committee, effective immediately. Ms. Montgomery will serve in the class of directors whose term expires at the Company’s second general annual meeting of shareholders. The Board has determined that Ms. Montgomery is an independent director under applicable Securities and Exchange Commission and the Nasdaq Stock Market LLC rules.

In connection with the appointment of Ms. Montgomery, the Company and Ms. Montgomery entered into the following agreements:

•	A Letter Agreement, dated January 19, 2022, between the Company and Ms. Montgomery, pursuant to which Ms. Montgomery has agreed to: vote any Class B ordinary shares and Class A ordinary shares held by her in favor of the Company’s initial business combination; facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the time period required by its amended and restated memorandum and articles of association; and certain transfer restrictions with respect to the Company’s securities.

•	An Indemnification Agreement, dated January 19, 2022, between the Company and Ms. Montgomery, providing Ms. Montgomery contractual indemnification in addition to the indemnification provided for in the Company’s amended and restated memorandum and articles of association.

•	A Restricted Stock Unit Award Agreement, dated January 19, 2022, pursuant to which the Company agreed to grant 45,000 restricted stock units of the Company to Ms. Montgomery.

•	A Joinder Agreement, dated January 19, 2022, pursuant to which Ms. Montgomery became a party to that certain Registration and Shareholder Rights Agreement, dated January 12, 2021, among the Company, PB Management (the “Sponsor”) and certain equityholders of the Company, which provides for customary demand and piggy-back registration rights for the Sponsor, and customary piggy-back registration rights for Ms. Montgomery and such other equityholders.

The foregoing descriptions of the Letter Agreement, the Indemnification Agreement, the Restricted Stock Unit Award Agreement and the Joinder Agreement do not purport to be complete and are qualified in their entireties by reference to the Letter Agreement, the Indemnification Agreement, the Restricted Stock Unit Award Agreement and the Joinder Agreement, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Other than the foregoing, Ms. Montgomery is not party to any arrangement or understanding with any person pursuant to which she was appointed as a director, nor is she party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.

10.1	Letter Agreement, dated January 19, 2022, between the Company and Ms. Montgomery.

10.2	Indemnification Agreement, dated January 19, 2022, between the Company and Ms. Montgomery.

10.3	Restricted Stock Unit Award Agreement, dated January 19, 2022, between the Company and Ms. Montgomery.

10.4	Joinder Agreement, dated January 19, 2022, between the Company, the Sponsor and Ms. Montgomery.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2022

Powered Brands

By:	/s/ Katherine Power
Name:	Katherine Power
Title:	Chief Executive Officer